UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2016

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2016, Iron Mountain Incorporated, or the Company, announced that Marc A. Duale, a named executive officer, would step down from his role as the Company’s President, International on or around April 1, 2017 at which time Mr. Ernest W. Cloutier, the Company’s Executive Vice President, General Counsel and Secretary would assume the role of Executive Vice President, Emerging Markets upon terms to be agreed to and Mr. Duale would continue with the Company for transition purposes for a period of time to be agreed upon. Mr. Duale will be entitled to be paid the benefits under his third amended and restated employment contract, which is described under “Termination and Change of Control Arrangements” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 26, 2016.  Ms. Deborah Marson, the Company’s Senior Vice President and Deputy General Counsel assumes Mr. Cloutier’s role as General Counsel and Secretary effective December 1, 2016, and was appointed Executive Vice President in connection with this.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Stuart Brown
Name:	Stuart Brown
Title:	Executive Vice President and Chief Financial Officer

Date: November 22, 2016